Exhibit 21.1

Subsidiaries of Phillips Edison – ARC Shopping Center REIT Inc.

Entity	Jurisdiction
Phillips Edison Shopping Center OP GP LLC	Delaware
Phillips Edison – ARC Shopping Center Operating Partnership, L.P.	Delaware
Lakeside (Salem) Station LLC	Delaware
Snowview Station LLC	Delaware
St. Charles Station LLC	Delaware
Southampton Station LLC	Delaware
Centerpoint Station LLC	Delaware
Burwood Station LLC	Delaware
PECO-ARC Institutional Joint Venture I, L.P.	Delaware
PAI GP LLC	Delaware
PECO-ARC Institutional REIT LLC	Delaware
Cureton Station LLC	Delaware
Tramway Station LLC	Delaware
Westin Station LLC	Delaware
Meadowthorpe Station LLC	Delaware
Bryan Crossing Station LLC	Delaware
Brentwood Commons Station LLC	Delaware
Glynn Place Station LLC	Delaware
New Windsor Station LLC	Delaware
Vine Street Station LLC	Delaware
Baker Hill Station LLC	Delaware
Sidney Station LLC	Delaware
Broadway Station LLC	Delaware
Northridge Station LLC	Delaware
Northtowne Station LLC	Delaware
Brook Park Station LLC	Delaware
Richmond Station LLC	Delaware
New Prague Station LLC	Delaware
Vineyard Station LLC	Delaware
Murray Station LLC	Delaware
Kleinwood Station LLC	Delaware
Butler Creek Station LLC	Delaware
Fairlawn Station LLC	Delaware
Fairview Oaks Station LLC	Delaware
Grassland Crossing Station	Delaware
Fuquay Station LLC	Delaware
Hamilton Ridge Station LLC	Delaware
Heron Creek Station LLC	Delaware
Hilfiker Station LLC	Delaware
Mableton Crossing Station LLC	Delaware
Macland Point Station LLC	Delaware
Quartz Hill Station LLC	Delaware
Sunset Center Station LLC	Delaware
Village One Station LLC	Delaware
Westridge Station LLC	Delaware
Hartville Station LLC	Delaware